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                                                                    EXHIBIT 4.1



            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         NEXSTAR PHARMACEUTICALS, INC.

                               UNDER SECTION 245

                                     OF THE

                        DELAWARE GENERAL CORPORATION LAW


NeXstar Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and originally incorporated on March 4, 1991 as NeXagen, Inc., hereby certifies as follows:

             ONE:             That the name of the Corporation is NeXstar
Pharmaceuticals, Inc.

             TWO:             That the original Certificate of Incorporation of
the Corporation was filed with the Secretary of State, Dover, Delaware, on the 4th day of March, 1991.

             THREE:           That the Amended and Restated Certificate of
Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware on the 10th day of July, 1991

             FOUR:            That the text of the Amended and Restated
Certificate of Incorporation of NeXstar Pharmaceuticals, Inc. is hereby amended and restated in its entirety to read as follows:





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                                   ARTICLE I


                    The name of the corporation is:

                    NeXstar Pharmaceuticals, Inc.


                                   ARTICLE II

                    The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

                    The nature of the business and purposes to be conducted or promoted are as follows:

                    (a) To engage in biotechnology research and development and to pursue various other commercial applications of such research;

                    (b) To engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                    In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law of the State of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purpose of the Corporation.


                                   ARTICLE IV

                     The total authorized capital stock of the Corporation shall be Fifty-Five Million (55,000,000) shares consisting of Fifty Million (50,000,000) shares of Common Stock of the par value of One Cent ($0.01) per share and Five Million (5,000,000) shares of the Preferred Stock (the "Preferred Stock") of the par value of One Dollar ($1.00) per share.





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                          SECTION A:  PREFERRED STOCK

                     (a) Board Authority. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions herein, to provide for the issuance of the Preferred Stock in one or more series, and to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                     (i) the number of shares constituting the series and the distinctive designation of the series;

                     (ii) the dividend rate on the shares of the series, whether dividends shall be cumulative, and if so, from which date or dates;

                     (iii) whether the series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                     (iv) whether the series shall have conversion or exchange privileges, and if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                     (v) whether the shares of the series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                     (vi) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                     (vii) whether the series shall be subject to the operation of a purchase, retirement or sinking fund, and if so, whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of the series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof; and





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                    (viii)  any other relative rights, preferences and
limitation of the series.

                    (b) Preference. So long as any shares of any series of the Preferred Stock remain outstanding, in no event shall any dividend whatsoever, whether in cash or other property (other than shares of Common Stock), be paid or declared or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired for a consideration by the Corporation (i) unless the full dividends of the Preferred Stock for all past dividend periods from the date on which they became cumulative shall have been paid or declared and a sum set apart sufficient for the payment thereof and (ii) unless, if at any time the Corporation is obligated to retire shares of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature, all arrears, if any, in respect of the retirement of the Preferred Stock shall have been made good; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees, or former directors, officers or employees, of the Corporation pursuant to agreements under which the Corporation has the option or an obligation to repurchase such shares upon the occurrence of certain events, including the termination of employment. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the remaining funds of the Corporation legally available therefore, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.

                    (c) Redemption Procedure. In case of redemption of only part of the shares of any series of Preferred Stock at any time outstanding, the Corporation shall designate by lot the shares so to be redeemed. Subject to the limitations and provisions herein contained, the Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot shall be conducted.

                    Notice of every redemption provided for in this Section A of Article IV shall be given by mailing the same to every holder of record, any of whose shares are then to be redeemed, not less than 15 nor more than 30 days prior to the date fixed as the date of the redemption thereof, at the respective addresses of such holders as the same shall appear on the stock transfer books of the Corporation. The notice shall state that the shares specified in such notice will be redeemed by the Corporation at the redemption price and on the date specified in such notice, upon the surrender for cancellation at the places designated in such notice, of the certificates representing the shares so to be redeemed,





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properly endorsed in blank for transfer, or accompanied by proper instruments of assignment and transfer in blank, bearing any necessary transfer tax stamps thereto affixed and cancelled, or accompanied by cash or a certified check in the amount of any stock transfer tax applicable to such transaction. On and after the date specified in the notice described above, each holder of shares called for redemption, upon presentation and surrender in accordance with such notice of the certificates for shares held by such holder and called for redemption, shall be entitled to receive therefor the applicable redemption price. If the Corporation shall give notice of redemption as aforesaid (and unless the Corporation shall fail to pay the redemption price of shares presented for redemption in accordance with such notice), all shares called for redemption shall be deemed to have been redeemed on the date specified in such notice whether or not the certificates for such shares be surrendered for redemption and cancellation, and such shares so called for redemption shall from and after such date cease to represent any interest whatever in the Corporation or its property, and the holders thereof shall have no rights other than the right to receive such redemption price but without any interest thereon from or after such date.

                    (d) Cancellation of Redeemed Shares. All shares of the Preferred Stock purchased or redeemed by the Corporation shall be forthwith retired and cancelled and shall not be reissued, nor shall any other stock be issued in place thereof, but the Corporation may, never-the-less, from time to time thereafter increase its capital stock in the manner and to the extent permitted by law and by the Certificate of Incorporation of the Corporation. All shares of Preferred Stock purchased or redeemed since the incorporation of the Corporation shall be deemed to have been purchased or redeemed for purposes of this subparagraph (d).


                            SECTION B:  COMMON STOCK

                    (a) Dividends. Subject to the preferences and other rights of the Preferred Stock as set out above, the holders of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor.

                    (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment or provision for payment to the holders of Preferred Stock of the amounts to which they may be entitled as set out above, the remaining assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock.





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                    (c)       Voting Rights.  The holders of Common Stock shall
be entitled to one vote in respect of each share held on all matters submitted to a vote of shareholders.

                    (d) No Pre-emptive Rights. In the absence of a written subscription agreement with the Corporation, no holder of Common Stock of the Corporation shall have any pre-emptive right to subscribe to any additional issue of stock of the Corporation of any or all class or series thereof or to any security convertible into such stock by virtue simply of being such a shareholder.

                                  ARTICLE V

       The Corporation is to have perpetual existence.

                                 ARTICLE VI

       In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation may be made, altered, amended or repealed by the stockholders or by the Board of Directors.

                                 ARTICLE VII

                     (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                    (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition





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of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VII.

                    (c) The indemnification and other rights set forth in this ARTICLE VII shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

                    (d) Neither the amendment nor repeal of this ARTICLE VII, subparagraph (a), (b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with ARTICLE VII, subparagraph (a),
(b) or (c), shall eliminate or reduce the effect of this ARTICLE VII, subparagraphs (a), (b) and (c), in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this ARTICLE VII, subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

                    (e) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                    (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

                    (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

                    (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

                    (iv)   shall have derived an improper personal benefit.

                    If the General Corporation Law of the State of Delaware is or was amended after July 10, 1991 to authorize





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corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE VIII

                    Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                 ARTICLE IX

                    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            FIVE:   This Second Amended and Restated Certificate of
Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

            SIX:    This Second Amended and Restated Certificate of
Incorporation of NeXstar Pharmaceuticals, Inc. shall be effective as of the date it is filed in the State of Delaware.

                    IN WITNESS WHEREOF, said NeXstar Pharmaceuticals, Inc. has caused this Certificate to be signed by Patrick J. Mahaffy, its President and Chief Executive Officer, and attested by Adam Cochran, its Secretary, this 29th day of May, 1996.



                                        BY: /s/ PATRICK J. MAHAFFY
                                            -----------------------------
                                            President
                                            and Chief Executive Officer

ATTEST:


BY: /s/ ADAM COCHRAN
    --------------------------
            Secretary





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